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                                                                   EXHIBIT 10.04

(MULTICURRENCY-CROSS BORDER)

                                    ISDA(R)

                  International Swap Dealers Association, Inc.

                                MASTER AGREEMENT

                         dated as of December 19, 2000

                               ABN AMRO BANK N.V.
                                      and

EACH COUNTERPARTY LISTED ON EXHIBIT A TO THE SCHEDULE ATTACHED HERETO have entered and/or anticipate entering into one or more transactions (each a "Transaction") that are or will be governed by this Master Agreement, which includes the schedule (the "Schedule"), and the documents and other confirming evidence (each a "Confirmation") exchanged between the parties confirming those Transactions.

     Accordingly, the parties agree as follows:-

1.  INTERPRETATION

     (a) DEFINITIONS. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

     (b) INCONSISTENCY. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

     (c) SINGLE AGREEMENT. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this "Agreement"), and the parties would not otherwise enter into any Transactions.

2.  OBLIGATIONS

     (a) GENERAL CONDITIONS.

          (i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

          (ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

          (iii) Each obligation of each party under Section 2(a)(i) is subject to (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing,
     (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and
     (3) each other applicable condition precedent specified in this Agreement.

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     (b)  CHANGE OF ACCOUNT.  Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

     (c)  NETTING.  If on any date amounts would otherwise be payable:-

          (i)  in the same currency; and

          (ii)  in respect of the same Transaction,

by each party to the other, then, on such date, each party's obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

     The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.

     (d)  DEDUCTION OR WITHHOLDING FOR TAX.

          (i) GROSS-UP. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then that party ("X") will:-

             (1)  promptly notify the other party ("Y") of such requirement;

             (2) pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;

             (3) promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and

             (4) if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for:-

                (A) the failure by Y to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d); or

                (B)  the failure of a representation made by Y pursuant to
           Section 3 (f) to be accurate and true unless such failure would not have occurred but for (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.

          (ii)  LIABILITY. IF:-

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             (1)  X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);

             (2)  X does not so deduct or withhold; and

             (3) a liability resulting from such Tax is assessed directly against X,

then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).

     (e) DEFAULT INTEREST; OTHER AMOUNTS. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

3.  REPRESENTATIONS

     Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement) that:-

     (a)  BASIC REPRESENTATIONS.

          (i) STATUS. It is duly organized and validly existing under the laws of the jurisdiction of its Organization or incorporation and, if relevant under such laws, in good standing;

          (ii) POWERS. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorize such execution, delivery and performance;

          (iii) NO VIOLATION OR CONFLICT. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

          (iv) CONSENTS. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

          (v) OBLIGATIONS BINDING. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

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     (b)  ABSENCE OF CERTAIN EVENTS.  No Event of Default or Potential Event of
Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

     (c) ABSENCE OF LITIGATION. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

     (d) ACCURACY OF SPECIFIED INFORMATION. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

     (e) PAYER TAX REPRESENTATION. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.

     (f) PAYEE TAX REPRESENTATIONS. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.

4.  AGREEMENTS

     Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party:-

     (a) FURNISH SPECIFIED INFORMATION. It will deliver to the other party or, in certain cases under subparagraph (iii) below, to such government or taxing authority as the other party reasonably directs:-

          (i) any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;

          (ii) any other documents specified in the Schedule or any Confirmation; and

          (iii) upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

     (b) MAINTAIN AUTHORIZATIONS. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

     (c) COMPLY WITH LAWS. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

     (d) TAX AGREEMENT. It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.

     (e) PAYMENT OF STAMP TAX. Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated, organized, managed and controlled, or considered to have its seat, or in which a branch or office through which it is acting for the purpose of this Agreement is located ("Stamp Tax Jurisdiction")

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and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party's execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.

5.  EVENTS OF DEFAULT AND TERMINATION EVENTS

     (a) EVENTS OF DEFAULT. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an "Event of Default") with respect to such party:-

          (i) FAILURE TO PAY OR DELIVER. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;

          (ii) BREACH OF AGREEMENT. Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) or to give notice of a Termination Event or any agreement or obligation under
     Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;

          (iii)  CREDIT SUPPORT DEFAULT.

             (1) Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

             (2) the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

             (3) the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document;

          (iv) MISREPRESENTATION. A representation (other than a representation under Section 3(e) or (f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

          (v) DEFAULT UNDER SPECIFIED TRANSACTION. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

          (vi) CROSS DEFAULT. If "Cross Default" is specified in the Schedule as applying to the party, the occurrence or existence of (1) a default, event of default or other similar condition or event (however described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such
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     Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);

          (vii) BANKRUPTCY. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:-

             (1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

          (viii) MERGER WITHOUT ASSUMPTION. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer:-

             (1) the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or

             (2) the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

     (b) TERMINATION EVENTS. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, a Tax Event if the event is specified in (ii) below or a Tax Event Upon Merger if the event is specified in
(iii) below, and, if specified to be applicable, a Credit Event Upon Merger if the event is specified pursuant to (iv) below or an Additional Termination Event if the event is specified pursuant to (v) below:-

          (i) ILLEGALITY. Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any

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     applicable law after such date, it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party):-

             (1) to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

             (2) to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction;

          (ii) TAX EVENT. Due to (x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Payment Date (1) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) and no additional amount is required to be paid in respect of such Tax under Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));

          (iii) TAX EVENT UPON MERGER. The party (the "Burdened Party") on the next succeeding Scheduled Payment Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets to, another entity (which will be the Affected Party) where such action does not constitute an event described in Section 5(a)(viii);

          (iv) CREDIT EVENT UPON MERGER. If "Credit Event Upon Merger" is specified in the Schedule as applying to the party, such party any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or

          (v) ADDITIONAL TERMINATION EVENT. If any "Additional Termination Event" is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).

     (c) EVENT OF DEFAULT AND ILLEGALITY. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.

6.  EARLY TERMINATION

     (a) RIGHT TO TERMINATE FOLLOWING EVENT OF DEFAULT. If at any time an Event of Default with respect to a party (the "Defaulting Party") has occurred and is then continuing, the other party (the "Non-defaulting Party") may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, "Automatic Early Termination" is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding

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Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(1), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto,
(8).

     (b)  RIGHT TO TERMINATE FOLLOWING TERMINATION EVENT.

          (i) NOTICE. If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.

          (ii) TRANSFER TO AVOID TERMINATION EVENT. If either an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.

          If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).

          Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party's policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.

          (iii) TWO AFFECTED PARTIES. If an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.

          (iv)  RIGHT TO TERMINATE. If:-

             (1)  a transfer under Section 6(b)(ii) or an agreement under
        Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

             (2) an Illegality under Section 5(b)(i)(2), a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party, either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.

     (c)  EFFECT OF DESIGNATION.

          (i)  If notice designating an Early Termination Date is given under
     Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.

          (ii) Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(e) n respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date shall be determined pursuant to Section 6(e).

     (d)  CALCULATIONS.

          (i) STATEMENT. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(c)) and (2) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.

          (ii) PAYMENT DATE. An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment) in the Termination Currency, from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

     (e) PAYMENTS ON EARLY TERMINATION. If an Early Termination Date occurs, the following provisions shall apply based on the parties' election in the Schedule of a payment measure, either "Market Quotation" or "Loss", and a payment method, either the "First Method" or the "Second Method". If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that "Market Quotation" or the "Second Method", as the case may be, shall apply. The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.

          (i) EVENTS OF DEFAULT. If the Early Termination Date results from an Event of Default:-

             (1) FIRST METHOD AND MARKET QUOTATION. If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party over
        (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party.

             (2) FIRST METHOD AND LOSS. If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party's Loss in respect of this Agreement.

             (3) SECOND METHOD AND MARKET QUOTATION. If the Second Method and Market Quotation apply, an amount will be payable equal to (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less
        (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

             (4) SECOND METHOD AND LOSS. If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party's Loss in respect of this Agreement. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

          (ii) TERMINATION EVENTS. If the Early Termination Date results from a Termination Event:-

             (1) ONE AFFECTED PARTY. If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.

             (2)  TWO AFFECTED PARTIES.  If there are two Affected Parties:-

                (A) if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (I) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount ("X") and the Settlement Amount of the party with the lower Settlement Amount ("Y") and (b) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (II) the Termination Currency Equivalent of the Unpaid Amounts owing to Y; and

                (B) if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss ("X") and the Loss of the party with the lower Loss ("Y").

                If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y.

          (iii) ADJUSTMENT FOR BANKRUPTCY. In circumstances where an Early Termination Date occurs because "Automatic Early Termination" applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

          (iv) PRE-ESTIMATE. The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.

7.  TRANSFER

     Subject to Section 6(b)(ii), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that:-

     (a) a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

     (b) a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).

     Any purported transfer that is not in compliance with this Section will be void.

8.  CONTRACTUAL CURRENCY

     (a) PAYMENT IN THE CONTRACTUAL CURRENCY. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the "Contractual Currency"). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed acting in a reasonable manner and in good faith in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement. If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.

     (b) JUDGMENTS. To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered
(i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other PARTY the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party. The term "rate of exchange" includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.

     (c) SEPARATE INDEMNITIES. To the extent permitted by applicable law, these indemnities constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.

     (d) EVIDENCE OF LOSS. For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

9.  MISCELLANEOUS

     (a) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

     (b) AMENDMENTS. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

     (c) SURVIVAL OF OBLIGATIONS. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

     (d) REMEDIES CUMULATIVE. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

     (e)  COUNTERPARTS AND CONFIRMATIONS.

          (i) This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

          (ii) The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.

     (f) NO WAIVER OF RIGHTS. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

     (g) HEADINGS. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

10.  OFFICES; MULTIBRANCH PARTIES

     (a) If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to the other party that, notwithstanding the place of booking office or jurisdiction of incorporation or Organization of such party, the obligations of such party are the same as if it had entered into the Transaction through its head or home office. This representation will be deemed to be repeated by such party on each date on which a Transaction is entered into.

     (b) Neither party may change the Office through which it makes and receives payments or deliveries for the purpose of a Transaction without the prior written consent of the other party.

     (c) If a party is specified as a Multibranch Party in the Schedule, such Multibranch Party may make and receive payments or deliveries under any Transaction through any Office listed in the Schedule, and the Office through which it makes and receives payments or deliveries with respect to a Transaction will be specified in the relevant Confirmation.

11.  EXPENSES

     A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

12.  NOTICES

     (a) EFFECTIVENESS. Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated:-

          (i) if in writing and delivered in person or by courier, on the date it is delivered;

          (ii) if sent by telex, on the date the recipient's answerback is received;

          (iii) if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender's facsimile machine);

          (iv) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or

          (v) if sent by electronic messaging system, on the date that electronic message is received,

unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.

     (b) CHANGE OF ADDRESSES. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to it.

13.  GOVERNING LAW AND JURISDICTION

     (a) GOVERNING LAW. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

     (b) JURISDICTION. With respect to any suit, action or proceedings relating to this Agreement ("Proceedings"), each party irrevocably:-

          (i) submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and

          (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.

Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or re-enactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

     (c) SERVICE OF PROCESS. Each party irrevocably appoints the Process Agent (if any) specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings. If for any reason any party's Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.

     (d) WAIVER OF IMMUNITIES. Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

14.  DEFINITIONS

     As used in this Agreement:-

     "ADDITIONAL TERMINATION EVENT" has the meaning specified in Section 5(b).

     "AFFECTED PARTY" has the meaning specified in Section 5(b).

     "AFFECTED TRANSACTIONS" means (a) with respect to any Termination Event consisting of an Illegality, Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.

     "AFFILIATE" means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, "control" of any entity or person means ownership of a majority of the voting power of the entity or person.

     "APPLICABLE RATE" means:-

          (a) in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;

          (b) in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;

          (c) in respect of all other obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate; and

          (d)  in all other cases, the Termination Rate.

     "BURDENED PARTY" has the meaning specified in Section 5(b).

     "CHANGE IN TAX LAW" means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the date on which the relevant Transaction is entered into.

     "CONSENT" includes a consent, approval, action, authorization, exemption, notice, filing, registration or exchange control consent.

     "CREDIT EVENT UPON MERGER" has the meaning specified in Section 5(b).

     "CREDIT SUPPORT DOCUMENT" means any agreement or instrument that is specified as such in this Agreement.

     "CREDIT SUPPORT PROVIDER" has the meaning specified in the Schedule.

     "DEFAULT RATE" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus I % per annum.

     "DEFAULTING PARTY" has the meaning specified in Section 6(a).

     "EARLY TERMINATION DATE" means the date determined in accordance with
Section 6(a) or 6(b)(iv).

     "EVENT OF DEFAULT" has the meaning specified in Section 5(a) and, if applicable, in the Schedule.

     "ILLEGALITY" has the meaning specified in Section 5(b).

     "INDEMNIFIABLE TAX" means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organized, present or engaged in a trade or business in such jurisdiction, or having or having bad a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).

     "LAW" includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and "LAWFUL" and "UNLAWFUL" will be construed accordingly.

     "LOCAL BUSINESS DAY" means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located and, if different, in the principal financial centre, if any, of the currency of such payment, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by Section 2(b), in the place where the relevant new account is to be located and (d) in relation to Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.

     "LOSS" means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, the Termination Currency Equivalent of an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain resulting from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except so as to avoid duplication, if Section 6(e)(i)(1) or (3) or 6(e)(ii)(2)(A) applies. Loss does not include a party's legal fees and out-of-pocket expenses referred to under Section I 1. A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.

     "MARKET QUOTATION" means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the "Replacement Transaction") that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values. If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.

     "NON-DEFAULT RATE" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting Party (as certified by it) if it were to fund the relevant amount.

     "NON-DEFAULTING PARTY" has the meaning specified in Section 6(a).

     "OFFICE" means a branch or office of a party, which may be such party's bead or home office.

     "POTENTIAL EVENT OF DEFAULT" means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

     "REFERENCE MARKET-MAKERS" means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.

     "RELEVANT JURISDICTION" means, with respect to a party, the jurisdictions
(a) in which the party is incorporated, organized, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment, from or through which such payment is made.

     "SCHEDULED PAYMENT DATE" means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.

     "SET-OFF" means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.

     "SETTLEMENT AMOUNT" means, with respect to a party and any Early Termination Date, the sum of:-

          (a) the Termination Currency Equivalent of the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined; and

          (b) such party's Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.

     "SPECIFIED ENTITY" has the meaning specified in the Schedule.

     "SPECIFIED INDEBTEDNESS" means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

     "SPECIFIED TRANSACTION" means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.

     "STAMP TAX" means any stamp, registration, documentation or similar tax.

     "TAX" means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.

     "TAX EVENT" has the meaning specified in Section 5(b).

     "TAX EVENT UPON MERGER" has the meaning specified in Section 5(b).

     "TERMINATED TRANSACTIONS" means with respect to any Early Termination Date
(a) if resulting from a Termination Event, all Affected Transactions and (b) if resulting from an Event of Default, all Transactions (in either case) in effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if "Automatic Early Termination" applies, immediately before that Early Termination Date).

     "TERMINATION CURRENCY" has the meaning specified in the Schedule.

     "TERMINATION CURRENCY EQUIVALENT" means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the "Other Currency"), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Market Quotation or Loss (as the case may be), is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about I 1:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties.

     "TERMINATION EVENT" means an Illegality, a Tax Event or a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

     "TERMINATION RATE" means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

     "UNPAID AMOUNTS" owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and (b) in respect of each Terminated Transaction, for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

     IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.


ABN AMRO BANK N.V.                              CAMPBELL & COMPANY, INC.
                                                As Trading Advisor for Party B

           By : /s/ ANITA MIRANDA                         By: /s/ THERESA D. BECKS
--------------------------------------------    --------------------------------------------
            Name: Anita Miranda                            Name: Theresa D. Becks
          Title: Treasury Officer                      Title: Chief Financial Officer

           By: /s/ SYLVIE TRUDEL
--------------------------------------------
            Name: Sylvie Trudel
      Title: Assistant Vice President

                                    SCHEDULE
                                     to the
                           MASTER AGREEMENT dated as
                          of December 19, 2000 between
                               ABN AMRO Bank N.V.
                                  ("Party A")
                                      and

             EACH COUNTERPARTY LISTED ON EXHIBIT A ATTACHED HERETO,
                     severally and not jointly ("Party B")

     It is understood and agreed that this document shall constitute a separate agreement with each party listed on Exhibit A attached hereto, as if each such party had executed a separate document naming only itself as Party B, and that no party listed on Exhibit A shall have any liability under this document for the obligations of any other party engaging in Transactions with Party A, including any other party so listed. With respect to any one such party, (i) only Confirmations of Transactions between Party A and such party shall be part of this Agreement with such party, (ii) references in this Agreement (including this Schedule) to Party B shall be deemed to refer only to such party, and (iii) the term "this Agreement" shall be construed according to the foregoing provisions.

                                     PART 1
                             TERMINATION PROVISIONS

     In this Agreement:

     (a)  SPECIFIED ENTITY" means in relation to Party A for the purpose of:-

Section 5(a)(v),    Inapplicable
Section 5(a)(vi),   Inapplicable
Section 5(a)(vii),  Inapplicable
Section 5(b)(iv),   Inapplicable

     and in relation to Party B for the purpose of:

Section 5(a)(v),    Inapplicable
Section 5(a)(vi),   Inapplicable
Section 5(a)(vii),  Trading Advisor
Section 5(b)(iv),   Inapplicable

     (b) "SPECIFIED TRANSACTION" will have the meaning as contained in Section 14 of this Agreement.

     (c) The "CROSS DEFAULT" provisions of Section 5(a)(vi) will apply to Party A and Party B; provided, however, that it shall not constitute an Event of Default under this Section 5(a)(vi) if (A) such event, condition or failure arises in the ordinary course of business by mistake, oversight or transfer difficulties in the payment of money, (B) such event, condition or failure is remedied on or before the third Business Day after the occurrence or existence of such event, condition or failure, and (C) no Specified Indebtedness in an aggregate amount equal to or in excess of the Threshold Amount is accelerated as a result of such event, condition or failure.

        "SPECIFIED INDEBTEDNESS" shall mean any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise)
        (i) in respect of borrowed money (which, for the avoidance of doubt, shall include, without limitation, bonds, notes, commercial paper or similar instruments issued or guaranteed by the relevant party; and shall exclude deposits received), and (ii) any amount due and payable in respect of any Specified Transaction (except that, for this purpose only, the words "and any other entity" shall be substituted for the words "and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party)" where they appear in the definition of Specified Transaction), any repo transaction, any reverserepo transaction and any stock loan transaction.

             Section 5(a)(vi) is amended by the insertion of the following words after the words "due and payable" on line 8:

        "or, in the case of Specified Indebtedness in respect of any Specified Transaction, anyrepo transaction, any reverse repo transaction and any stock loan transaction, which has resulted in such Specified Indebtedness becoming due and payable as a result of the early termination of the relevant Specified Transaction, repo transaction, reverse repo transaction or stock lending transaction, as the case may be".

        "THRESHOLD AMOUNT" means with respect to Party A, an amount equal to three percent (3%) of its total equity share capital (as specified from time to time in its most recently published audited annual statement in accordance with generally accepted accounting principles), or its equivalent in any other currency and with respect to Party B, means the lesser of percent (3%) of its Net Asset Value or Partnership Capital as applicable or (in either case) its equivalent in any other currency.

     (d) "TERMINATION CURRENCY" means United States Dollars.

     (e) The "CREDIT EVENT UPON MERGER" provisions of Section 5(b)(iv) will apply to Party A and Party B; provided, however, that with respect to Party A "Credit Event Upon Merger" shall not have its meaning as defined in Section 5(b)(iv), but shall mean, that (i) Party A consolidates or amalgamates with, or merges into, or transfers all or substantially all its assets to, another entity ("Y") or Y merges into Party A, (ii) such action does not constitute an event described in Section 5(a)(viii), and (iii) Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc. (or any successor thereto) ("S&P") or Moody's Investor Services, Inc. (or any successor thereto) ("Moody's") rates the creditworthiness of the resulting, surviving or transferee entity (which shall be the Affected Party) immediately after such action below investment grade (investment grade being at least BBB- for S&P and Baa3 for Moody's). With respect to Party B, Credit Event Upon Merger shall have the meaning set forth in
Section 5(b)(iv).

     (f) The "Automatic Early Termination" provision of Section 6(a) will not apply to Party A and will not apply to Party B, provided however, Automatic Early Termination shall apply to Party B, Campbell Global Assets Fund Limited.

     (g) Payments on Early Termination. For the purpose of Section 6(e) of this
Agreement:

          (i) (a) Market Quotation will apply with respect to Transactions other than FX Transactions and Currency Option Transactions

              (b) Loss will apply with respect to FX Transactions and Currency
                  Options Transactions.

          (ii) The Second Method will apply to all Transactions.

     (h) Additional Termination Event will apply. The following shall constitute Additional Termination Events pursuant to Section 5(b)(v).

     1. DECLINE IN NET ASSET VALUE OR PARTNERSHIP CAPITAL AS APPLICABLE OF PARTY B. The Net Asset Value or Partnership Capital (as defined in Part 5 of this Schedule) of Party B as of any calendar month-end, has declined by 50% or more from the Net Asset Value or Partnership Capital as of any previous calendar month-end. In respect of the foregoing, Party B shall be the Affected Party.

     2. CHANGE OF PARTY B'S TRADING ADVISOR. Campbell & Company, Inc. (the "Trading Advisor") shall cease to be the Trading Advisor to Party B or shall cease to have the power and authority to bind Party B with respect to Transactions. In respect of the foregoing, Party B shall be the Affected Party.

     3.  NOTICE OF WITHDRAWALS OR REDEMPTIONS RESULTING IN INSOLVENCY OF PARTY
B. The Trading Advisor shall receive notice of withdrawals, redemptions or other re-allocations of assets such that the Net Asset Value or Partnership Capital as applicable of Party B, which, after such withdrawals, redemptions or re-allocations become effective, will result in the insolvency of Party B. In respect of the foregoing, Party B shall be the Affected Party.

     4. MATERIAL ADVERSE CHANGE IN CONSTITUENT DOCUMENTS OR INVESTMENT POLICIES. Party B or any Plan amends (a) its investment advisory agreement or other similar agreement, or (b) its investment policies or restrictions and such amendment, in Party A's reasonable discretion, causes a material adverse effect on (i) Party B's ability to perform its obligations under this Agreement or (ii) the binding effect upon, or enforceability against, Party B of this Agreement and Transactions hereunder. In respect of the foregoing, Party B shall be the Affected Party.

     5. FAILURE TO PROVIDE NOTICE OR DOCUMENT. A party fails to provide any notice or document required by this Schedule [within three (3) Local Business Days after receipt of notice from the other party that such notice or document has not been provided in accordance with the Schedule.] In respect of the foregoing, the party failing to provide the required notice or document shall be the Affected Party.

                                     PART 2
                              TAX REPRESENTATIONS

     (a) PAYER TAX REPRESENTATION. For the purpose of Section 3(e), each of Party A and Party B will make the following representation:

        It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Sections 2(e), 6(d)(ii) or 6(e)) to be made by it to the other party under this Agreement. In making this representation, it may rely on:

             (i) the accuracy of any representation made by the other party pursuant to Section 3(f);

             (ii) the satisfaction of the agreement of the other party contained in Sections 4(a)(i) and 4(a)(iii) and the accuracy and effectiveness of any document provided by the other party pursuant to Sections 4(a)(i) and 4(a)(iii); and

             (iii) the satisfaction of the agreement of the other party contained in Section 4(d);

             provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

     (b) PAYEE TAX REPRESENTATIONS. For the purpose of Section 3(f), Party A makes the representations specified below:

        The following representations will apply:

             (i) It is a resident of The Netherlands for the purpose of the application of the existing tax treaties between The Netherlands and those countries where offices of Party B are located.

             (ii) Each payment received or to be received by it in connection with this Agreement will be effectively connected with its conduct of a trade or business in the United States.

     For the purpose of Section 3(f), Party B will make the following representation:

          The following representations will apply:

             (i) It is the type of legal entity set forth opposite its respective name on Exhibit A and it will act through the Office set forth opposite its respective name on Exhibit A.

             (ii) It is fully eligible for the benefits of the "Business Profits" or "Industrial and Commerce Profits" provision, as the case may be, the "Interest" provision or the "Other Income" provision, if any, of the Specified Treaty with respect to any payment described in such provisions and received or to be received by it in connection with this Agreement and no such payment is attributed to a trade or business carried on by it through a permanent establishment in the Netherlands.

                                     PART 3
                           DOCUMENTS TO BE DELIVERED

     For the purpose of Section 4(a):

     (a) Tax form, documents or certificates to be delivered are:-

     PARTY
  REQUIRED TO
    DELIVER                   FORM/DOCUMENT/
    DOCUMENT                   CERTIFICATE                    DATE BY WHICH TO BE DELIVERED
 ------------                 -------------                   -----------------------------
Party B           A duly completed and executed Internal  (i) Before the first Payment Date
                  Revenue Form W-8 or W-9 (or any         under this Agreement and (ii) promptly
                  successor thereto) as requested by      upon learning that any such form
                  Party A with respect to any payments    previously provided by Party B has
                  received by Party B                     become obsolete or incorrect

Party A           A duly completed and executed Internal  Promptly (i) upon request by Party B
                  Revenue Form 4224 (or any successor     and (ii) upon learning that any such
                  thereto) as requested by Party B with   form previously provided by Party A
                  respect to any payments received by     has become obsolete or incorrect
                  Party A

     (b) Other Documents to be delivered are:

     PARTY
  REQUIRED TO
    DELIVER               FORM/DOCUMENT/                                             COVERED BY
    DOCUMENT               CERTIFICATE            DATE BY WHICH TO BE DELIVERED     SECTION 3(d)
  ------------            -------------           -----------------------------     ------------
Party A           Signature Authentication from   upon the execution of this      Yes
                  Party A's Signature Book        Agreement and, if requested,
                                                  Upon execution of the
                                                  Confirmation of any subsequent
                                                  Transaction

Party B           A certificate, reasonably       Upon the execution of this      Yes
                  satisfactory in form and        Agreement and, if requested,
                  substance, of an authorized     upon execution of the
                  officer for Party B certifying  Confirmation of any subsequent
                  the authority, names and true   Transaction
                  signatures of the officers
                  signing this Agreement and any
                  Credit Support Document and
                  the officers of other entities
                  or agents, including the
                  Trading Advisor, authorized to
                  sign any Confirmations or
                  approve any Transactions

     PARTY
  REQUIRED TO
    DELIVER               FORM/DOCUMENT/                                             COVERED BY
    DOCUMENT               CERTIFICATE            DATE BY WHICH TO BE DELIVERED     SECTION 3(d)
 ------------             -------------           -----------------------------     ------------
Party B           Certified copy of (i) the       Upon execution of this          Yes
                  current Investment Management   Agreement and promptly upon
                  Agreement and Limited           any material amendment thereto
                  Partnership Agreement or (ii)   relating to (i) the investment
                  if Party B is a registered      policies of Party B or (ii)
                  investment company, the         the power of the Trading
                  registration statement of       Advisor to make discretionary
                  Party B                         investments on behalf of Party
                                                  B

Party B           Copies of Certified Offering    Upon the execution of this      No
                  Memorandum, Partnership         Agreement
                  Agreement and Disclosure
                  Documents.

Party B           A duly executed letter from     Upon the execution of this      Yes
                  the Trading Advisor in the      Agreement and, if requested,
                  form of Exhibit C.              upon execution of any
                                                  Confirmation

Party A and       Copy of the annual report of    With respect to Party A,        Yes
Party B           the party containing audited    promptly upon request by Party
                  or certified financial          B and with respect to Party B,
                  statements for the most         as soon as available and in
                  recently ended fiscal year      any event within 120 days
                  prepared in accordance with     after the end of each fiscal
                  generally accepted accounting   year of Party B
                  principles, as applied in the
                  jurisdiction of such party's
                  organization

Party B           Report of the Net Asset Value   As soon as available and in     Yes
                  or Partnership Capital as       any event within ten business
                  applicable of Party B as of     days after the end of the
                  each month-end                  month covered by the report

Party B           Copy of the unaudited balance   As soon as available and in     Yes
                  sheet and income statement of   any event within 45 days after
                  Party B for each fiscal         the end of each fiscal quarter
                  quarter.                        of Party B

Party B           Written notice to Party A of    Promptly upon becoming aware    Yes
                  the occurrence of any event     of the occurrence of such
                  that would constitute an        event
                  Additional Termination Event
                  with respect to Party B

                                     PART 4
                                 MISCELLANEOUS

     (a) GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New York without reference to choice of law doctrine.

     (b) "AFFILIATE" will have the meaning specified in Section 14.

     (c) OFFICES.  The provisions of Section 10(a) will apply to this Agreement.

     (d) MULTIBRANCH PARTY.  For the purpose of Section 10:

          Party A is not a Multibranch Party and may act through its Chicago office only.

          Party B is not a Multibranch Party, and will act through the Office specified in Exhibit A.

     (e) CALCULATION AGENT.  The Calculation Agent is PARTY A.

     (d) ADDRESSES FOR NOTICES.  For the purpose of Section 12(a):

     Address for notices or communications to Party A:

Address:              ABN AMRO Bank N.V., Chicago Branch
                      181 W. Madison Street
                      Chicago, Illinois 60602
Attention:            Treasury Operations
Telex No.:            62734 Answerback: ABN UW
Facsimile No.:        312-904-5778
Telephone No.:        312-904-5925
Electronic Messaging
  System Details:     ABN AUS 33a XXX

     Account for payment: Account No. 026009580 at the Federal Reserve Bank of New York for the account of ABN AMRO Bank N.V., New York Branch in favor of ABN AMRO Bank N.V., Chicago.

     Address for notices or communications to Party B as applicable:

Address:              Campbell Strategic Allocation Fund L.P.
                      Campbell Financial Futures Fund L.P.
                      Institutional Futures Fund, L.P.
                      Campbell Fund Trust
                      c/o Campbell & Company, Inc.
                      210 West Pennsylvania Avenue, Suite 770
                      Baltimore, MD 21204
                      Attn: Terri D. Becks, CPA
                      Chief Financial Officer
                      Telephone No.: (410) 296-3301
                      Facsimile No.: (410) 296-3311

                      Campbell Global Assets Fund Limited
                      Euro-Canadian Centre
                      Marlborough Street
                      PO Box 4901
                      Nassau, Bahamas
                      Telephone No: (242) 328-5188
                      Facsimile No.: (242) 328-5192

                      c/o Campbell & Company, Inc.
                      210 West Pennsylvania Avenue, Suite 770
                      Baltimore, MD 21204
                      Attn: Terri D. Becks, CPA
                      Chief Financial Officer
                      Telephone No.: (410) 296-3301
                      Facsimile No.: (410) 296-3311

     (e) CREDIT SUPPORT DOCUMENT:  Inapplicable.

     (f) CREDIT SUPPORT PROVIDER:  Inapplicable.

     (g) NETTING OF PAYMENTS. Subparagraph (ii) of Section 2(c) of this Agreement will not apply to any Transactions.

     (h) PROCESS AGENT.  For the purpose of Section 13(c):

          Party A:  Inapplicable

          Party B appoints:  PLEASE ADVISE

                                     PART 5
                                OTHER PROVISIONS

     (a) ISDA DEFINITIONS. The 1991 ISDA Definitions, as amended by the 1998 Supplement to the 1991 ISDA Definitions ( the "1991 Definitions") and the 1998 FX and Currency Option Definitions (the "FX Definitions"), and the 1998 ISDA Euro Definitions, collectively (the "Definitions"), each as published by the International Swaps and Derivatives Association, Inc., shall be deemed a part of this Agreement as if fully set forth herein. The Definitions and the provisions of Section 14 of this Agreement shall be deemed a part of each Confirmation as if set forth in full therein.

     (b) INTERPRETATION. In the event of any inconsistency between the provisions of this Schedule and the Definitions, this Schedule will prevail. In the event of any inconsistency between the provisions of this Schedule and the printed Agreement of which it forms a part, this Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Schedule, such Confirmation will prevail for the purpose of the relevant Transaction; provided, however, that with respect to FX Transactions and Currency Options Transactions, Part 5 (p) hereof shall prevail.

     (c) CONSENT TO RECORDING. Each party (i) consents to the recording of the telephone conversations of trading, marketing and other relevant personnel of the parties in connection with this Agreement or any potential Transaction and
(ii) agrees that such recording may be submitted in evidence to any court or in any Proceeding with respect to this Agreement or any Transaction thereunder.

     (d) TRANSFER. Exception to the Transfer provisions of Section 7 is that consent to transfer shall not be unreasonably withheld.

     (e) WAIVER OF JURY TRIAL. Each Party irrevocably waives any and all right to trial by jury in any legal proceeding instituted in connection with this Agreement or any Transaction to the fullest extent permitted by law. As to any matter for which a jury trial cannot be waived, each party agrees not to assert any such matter as a cross claim or counterclaim in, nor move to consolidate the same with, any legal proceeding in which a jury trial is waived.

     (f) SETOFF. Each party agrees that the following provision shall be added as Section 6(f) of this Agreement:

     "(f) SETOFF. Any amount (the "Early Termination Amount") payable to one party (the "Payee") by the other party (the "Payer") under Section 6(e) of this Agreement, in circumstances where there is a Defaulting Party or one Affected Party in the case where a Termination Event under this Agreement has occurred, will, at the option of the party ("X") other than the Defaulting Party or the Affected Party (and without prior notice to the Defaulting Party or the Affected Party), be reduced by its setoff against any amount(s) (the "Other Agreement Amount") payable (whether at such time or in the future or upon the occurrence of a contingency) by the Payee to the Payer (irrespective of the currency, place of payment or booking office of the obligation) under any other agreement(s) between the Payee and the Payer or instrument(s) or undertakings) issued or executed by one party to, or in favor of, the other party (and the Other Agreement Amount will be discharged promptly and in all respects to the extent it is so setoff). X will give notice to the other party of any setoff effected under this Section 6(f).

     For this purpose, either the Early Termination Amount or the Other Agreement Amount (or the relevant portion of such amounts) may be converted by X into the currency in which the other amount subject to set-off is denominated, at the rate of exchange at which such party would be able, acting in a reasonable manner and in good faith, to purchase the relevant amount of such currency. The term "rate of exchange" includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the relevant currency.

     If an obligation is unascertained, X may in good faith estimate that obligation and effect set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained.

     Nothing in Section 6(f) shall be effective to create a charge or other security interest. This Section shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise)."

     (g) RELATIONSHIP BETWEEN THE PARTIES. This Agreement is hereby amended by the addition of a new Section 15 as follows:

          "15.  RELATIONSHIP BETWEEN THE PARTIES.

          Each party will be deemed to represent to the other party on the date on which it enters into a Transaction (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

          (a) NON RELIANCE. It is acting for its own account, and it has made its own independent decisions to enter into that transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

          (b) ASSESSMENT AND UNDERSTANDING. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction.

          (c) STATUS OF PARTIES. The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction."

     (h)  REPRESENTATIONS.

          (i) Section 3(a)(iii) of this Agreement is hereby amended by inserting the words "or investment policies or restrictions" immediately following the word "documents."

          (ii) Section 3(a) of this Agreement is hereby amended by the deletion of "and" at the end of subdause (iv), the substitution of a semi-colon for the period at the end of sub-clause (v) and the addition of the following at the end thereof

             "(vi)  ELIGIBLE SWAP PARTICIPANT.  It is an "eligible swap
        participant" under, and as defined           in, 17 C.F.R. 35.1;

             (vii) INVESTMENT DETERMINATIONS. Each party hereby acknowledges and agrees that it is responsible (directly or through the Trading Advisor) for making its own determination of the prudence and suitability of any Transaction for it;

             (viii) NO AGENCY. It is entering into this Agreement, any Credit Support Document to which it is a party, each Transaction, and any other documentation relating to this Agreement that it is required by the Agreement to deliver as principal (and not as agent or in any other capacity, fiduciary or otherwise);

             (ix)  COMPLIANCE WITH INVESTMENT POLICIES; INVESTMENT ADVISERS
        ACT. In the case of Party B, (aa) the execution, delivery and performance by Party B of this Agreement do not violate or conflict with the investment policies and objectives of Party B set forth in the offering materials and organizational documents of Party B from time to time in effect, and (bb) the

        Trading Advisor is not required to be registered as an Investment Adviser under the Advisers Act.

             (x) TRADING ADVISORY AGREEMENT. In the case of Party B, (aa) the Trading Advisor has full power and authority under the Trading Advisory Agreement to (i) cause Party B to enter into Transactions under this Agreement (on such terms and conditions as the Trading Advisor may determine in its sole discretion), (ii) take further actions in respect of such Transactions including, without limitation, exercise of Options, and (iii) if the Trading Advisor is executing and delivering this Agreement on behalf of Party B, to execute and deliver this Agreement; and (bb) it had full power, authority and legal right to enter into the Trading Advisory Agreement, the Trading Advisory Agreement has been duly executed by all parties thereto and is valid, binding and legally enforceable in accordance with its terms.

     (i) ADDITIONAL AGREEMENTS OF PARTY B. Party B additionally covenants to Party A as follows:

          (i) Unless previously notified in writing by Party B, Party A may rely on all representations and warranties of and actions by the Trading Adviser in relation to any Transaction hereunder. For these purposes, Party B agrees to fully and unconditionally indemnify Party A for any and all losses, damages, costs and expenses directly sustained by Party A in relation to any Transaction hereunder (including those incurred in unwinding any Transaction and any relevant hedging transaction) by reason of (x) its bona fide reliance on the appointment by Party B of the Trading Adviser as Party B's agent to enter into Transactions on its behalf, irrespective of the invalidity, unenforceability, termination or revocation of such appointment (unless previously notified in writing by Party B) or breach by the Trading Adviser of the terms and obligations set forth in any applicable advisory/management agreement entered into between Party B and the Trading Adviser or (y) as a direct result of Party A's bona fide reliance upon the instructions, actions or ostensible authority of the Trading Adviser. Notwithstanding anything to the contrary herein, these indemnification provisions shall survive any termination of this agreement.

          (ii) If Party B provides credit support or credit enhancement to counterparties to Derivative Transactions with Party B, Party B will notify Party A of such credit support or credit enhancement and will provide equivalent credit support or credit enhancement to Party A on terms equally favorable to Party A as the terms under which such counterparties received such credit support or enhancement.

     (j) ADJUSTMENT FOR BANKRUPTCY. Section 6(e)(iii) of this Agreement is hereby amended by the addition of the following at the end thereof:

          "In addition, to, and notwithstanding anything to the contrary in the preceding sentence of this Section 6(e)(iii), if an Early Termination Date is deemed to have occurred under Section 6(a) as a result of Automatic Early Termination, the Defaulting Party hereby agrees to indemnify the Non-defaulting Party on demand against all loss or damage that the Nondefaulting Party may sustain or incur in respect of each Transaction as a result of movement in interest rates, currency exchange rates or market quotations between the Early Termination Date and the date (the "Determination Date") upon which the Non-defaulting Party first becomes aware that the Early Termination Date has been deemed to have occurred under Section 6(a).

          If the Non-defaulting Party shall determine that it would gain or benefit from the movement in interest rates, currency exchange rates or market quotations between the Early Termination Date and the Determination Date, the amount of such gain or benefit shall be deducted from the amount payable by the Defaulting Party pursuant to Section 6(e)(i)(4).

          The Determination Date shall be a date not later than the date upon which creditors generally of the Defaulting Party are notified of the occurrence of the Event of Default leading to the deemed Early Termination Date."

     (k) INCORPORATION OF ISDA EMU PROTOCOL. Party A and Party B agree that the definitions and provisions contained in Annexes 1 to 5 and Section 6 of the ISDA EMU Protocol published May 6, 1998 by ISDA (the "Protocol") are hereby incorporated by reference and made a part of this Agreement.

     (l) TRADING ADVISOR LETTER A MATERIAL INDUCEMENT. Party B acknowledges and agrees that the Trading Advisor's Letter is a material inducement to Party A in entering into this Agreement and any Transaction hereunder, that Party A shall rely on the representations set forth in the Trading Advisor's Letter, and that Party A would not enter into this Agreement or Transactions hereunder is the Trading Advisor's Letter was not delivered by the Trading Advisor.

          (m) ADDITIONAL AMENDMENTS TO SECTION 14: Section 14 of this Agreement is hereby amended to add the following definitions thereto in the appropriate alphabetical order:

             "ADVISERS ACT" means the Investment Advisers Act of 1940, as amended.

             "TRADING ADVISOR" means Campbell & Company, Inc.

             "TRADING ADVISORY AGREEMENT" means the agreement conferring on the Trading Advisor the power to make discretionary investments on behalf of Party B.

             "NET ASSET VALUE OR PARTNERSHIP CAPITAL" of Party B means as of any date the Total Assets minus Total Liabilities of Party B, in each case as of such date. As used herein, "Total Assets" means, at any date, all assets of Party B which in accordance with generally accepted accounting principles would be classified as assets upon a balance sheet of Party B prepared as of such date. As used herein, "Total Liabilities" means, at any date, all liabilities of Party B which in accordance with generally accepted accounting principles would be classified as liabilities upon a balance sheet of Party B prepared as of such date.

     (m) SCOPE OF AGREEMENT. With effect from the date of the Agreement, all Transactions (as defined in the Definitions) entered into prior to the date hereof between the parties hereto shall be governed by and construed in accordance with this Agreement, notwithstanding the terms of any agreement or Confirmation which states otherwise. Each agreement or Confirmation governing any Transaction entered into prior to the date hereof shall constitute a supplement to, and form a part of, this Agreement, and will be read and construed as one with this Agreement, and all such agreements and Confirmations along with this Agreement constitute a single agreement.

     (n) RESTATEMENT. This Agreement supercedes and replaces in its entirety the International Foreign Exchange Master Agreement with margin between Party A and Party B ( as amended from time to time the "Previous Agreement") as noted hereto; Campbell Strategic Allocation Fund L.P. dated August 1, 1998, Campbell Financial Futures Fund L.P. dated August 10, 1999, Institutional Futures Fund, L.P. dated August 1, 1998, Campbell Fund Trust, dated July 30, 1999, Campbell Global Assets Fund Limited dated October 13, 1998, together with the Confirmations (as defined in the Previous Agreement) relating thereto. All Confirmations relating to the Previous Agreement shall be deemed part of this Agreement and all references to the Agreement in all Confirmations to the Previous Agreement (howsoever described) shall be deemed references to this Agreement. All terms in the Confirmations shall be defined in accordance with this Agreement mutatis mutandis.

     (o) PAYMENT INSTRUCTIONS. All payments to be made hereunder in respect of FX Transactions and Currency Option Transactions shall be made in accordance with standing payment instructions provided by the parties (or as otherwise specified in a Confirmation).

     AMENDMENTS TO DEFINITIONS.

          (i) Section 3.5(g) of the FX Definitions is amended by the deletion of the word "facsimile," in the fourth line thereof.

     (p) Section 3.4 of the FX Definitions is hereby amended by the addition of the following subsection:

          (ii) "(c) UNPAID PREMIUM. If any Premium is not received on the Premium Payment Date, the Seller may elect: (i) to accept a late payment of such Premium; (ii) to give written notice of such non-payment and, if such payment shall not be received within two (2) Local Business Days of such notice, treat the related Currency Option Transaction as void; or (iii) to give written notice of such non-payment and, if such payment shall not be received within two (2) Local Business Days of such notice, treat such non-payment as an Event of Default under Section 5(a)(i). If the Seller elects to act under either clause (i) or (ii) of the preceding sentence, the Buyer shall pay all out-of-pocket costs and actual damages incurred in connection with such unpaid or late Premium or void Currency Option Transaction, including, without limitation, interest on such Premium in the same currency as such Premium at the then prevailing market rate and any other costs or expenses incurred by the Seller in covering its obligations (including, without limitation, a delta hedge) with respect to such Currency Option Transaction."

     (q) CONFIRMATIONS. Where an FX Transaction or Currency Option Transaction is confirmed by means of mail or an electronic messaging system that the parties have elected to use to confirm such Transaction: (i) such confirmation will constitute a "Confirmation" as referred to in this Agreement even where not so specified in the Confirmation, (ii) such Confirmation will supplement, form part of, and be subject to this Agreement and all provisions in this Agreement will govern the Confirmation, and (iii) the definitions and provisions contained in the FX Definitions will be incorporated into the Confirmation.

     (r) CASH SETTLEMENT. Unless otherwise agreed by the parties, each forward rate FX Transaction shall be cash settled in USD on the Settlement Date. The parties further agree to determine by mutual agreement the Spot Rate for USD with respect to such Currency on the Valuation Date for such forward rate FX Transaction.

     (s) DELIVERY VS. PAYMENT. In the event that the parties enter into any FX Transactions in which settlement is to be made in two different Currencies, Party B agrees to deliver payment to Party A in advance of Party A's obligation to deliver payment to Party B.

     (t) FURTHER AMENDMENTS. Section 3(d) of this Agreement is amended by the following at the end thereof:

          ",or, in the case of audited or unaudited financial statements, a fair presentation of the financial condition of the relevant person."

     IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized officers as of the date hereof.

ABN AMRO BANK N.V.                                          CAMPBELL & COMPANY, INC.
                                                            As Trading Advisor for Party B

By: /s/ ANITA MIRANDA                                       By: /s/ THERESA D. BECKS
    -------------------------------------------------       -------------------------------------------------
    Name: Anita Miranda                                         Name: Theresa D. Becks
    Title: Treasury Officer                                     Title: Chief Financial Officer

By: /s/ SYLVIE TRUDEL
    -------------------------------------------------
    Name: Sylvie Trudel
    Title: Assistant Vice President

                             ANNEX A -- HEDGE FUNDS

     This Annex shall apply to any party listed on Exhibit A that is a Fund.

     1. Additional Documents to be Delivered. In addition to the Other Documents to be delivered as specified in Part 2 of the Schedule, the following documents are to be delivered and will be covered by the representation of Section 3(d):

     PARTY
  REQUIRED TO
    DELIVER                   FORM/DOCUMENT/
    DOCUMENT                   CERTIFICATE                    DATE BY WHICH TO BE DELIVERED
 ------------                --------------                   -----------------------------
Party B           Any other information relating to its   Promptly upon request
                  condition or operations, financial or
                  otherwise as Party A may reasonably
                  request from time to time

     2. Additional Representation. In addition to the Representations made under
        Section 3 of this Agreement, as amended in Part 5 of the Schedule, Party B makes the following representation and warranty, which shall be deemed to be made continuously at all times that one or more Transactions are outstanding between Party A and Party B: There has been no material adverse change in Party B's financial condition that is likely to affect Party B's ability to perform its obligations under this Agreement since the last day of the one year period covered by its most recently prepared year end financial statement.

                                   EXHIBIT A

                             LIST OF COUNTERPARTIES
                                LIST OF PARTIES

--------------------------------------------------------------------------------

                                                   OFFICE LOCATION        NET ASSET VALUE OR NET
     COUNTERPARTY NAME        TYPE OF ENTITY    STATE OR JURISDICTION         MANAGED ASSETS
-------------------------------------------------------------------------------------------------
 Campbell Strategic             Hedge Fund     Delaware                   Partnership Capital
   Allocation Fund L.P.
-------------------------------------------------------------------------------------------------
 Campbell Financial Futures     Hedge Fund     Maryland                   Partnership Capital
   Fund L.P.
-------------------------------------------------------------------------------------------------
 Institutional Futures Fund,    Hedge Fund     Maryland                   Partnership Capital
   L.P.
-------------------------------------------------------------------------------------------------
 Campbell Fund Trust            Hedge Fund     Delaware                   Net Asset Value
-------------------------------------------------------------------------------------------------
 Campbell Global Assets Fund    Hedge Fund     The Commonwealth of the    Net Asset Value
   Limited                                     Bahamas
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------

                                   EXHIBIT B

                         FORM OF TRADING ADVISOR LETTER

[Letterhead of TRADING ADVISOR

                                                                          [Date]

ABN AMRO Bank N.V.
Chicago Branch
181 West Madison Street
Chicago, Illinois 60602

                                        Re:  [NAME OF FUND] (OUR "CLIENT")

Ladies and Gentlemen:

     Please be advised that our organization is a trading advisor. In the foregoing capacity, we have entered into an agreement with our Client[, A COPY OF WHICH IS ATTACHED,] which gives us full discretionary investment authority on its behalf. Such investment authority includes, without limitations, authorization to enter orders with brokers and dealers in futures, forwards and swaps, including ABN AMRO Bank N.V. and any of its affiliates (collectively "Counterparty"), to buy, sell, including sell short, and trade in all types of futures, forwards and swaps, including options contracts, whether traded on an exchange, in the over-the-counter market, or privately-negotiated, as well as to enter into the forward delivery or when issued transactions, or swap transactions of any kind, or options thereon, or any transaction involving a combination of one or more of the foregoing. Such investment authority includes, authorization to effect such transaction on a cash basis, on margin or to pledge assets to secure our Client's performance of its obligations pursuant to any of the foregoing transactions.

     By executing this letter, our organization hereby assures you and represents that, with respect to our Client on whose behalf we enter into a transaction with or through Counterparty: (a) we have in our files a fully executed agreement with our Client authorizing us to place such order or to enter into such contract with or through Counterparty on a discretionary basis and (b) that the person(s) who signed our agreement was (were) properly authorized to do so by his/her (their) principal or employer.

     It is understood and agreed that Counterparty may (i) decline to effect any transaction hereunder for our Client, and (ii) require additional documentation with respect to our Client if our Client wishes to effect options transactions, commodities futures transaction, foreign exchange transaction, swap transactions or options on swap transactions or any transactions on margin or requiring our Client to pledge assets to secure its performance of any obligations it may have to you pursuant to any of the foregoing transactions.

     The foregoing assurances and representations shall be deemed to be renewed and remade with respect to our Client on each occasion that we place an order in securities or enter into a contract with or through Counterparty.

Very truly yours,

Campbell & Co., Inc.

By:

Name:

Title:

(BILATERAL FORM)                  (ISDA AGREEMENTS SUBJECT TO NEW YORK LAW ONLY)

                                    ISDA(R)

             International Swaps and Derivatives Association, Inc.

                              CREDIT SUPPORT ANNEX
                          to the Schedule to the ISDA
                           MASTER AGREEMENT dated as
                          of December 19, 2000 between
                               ABN AMRO BANK N.V.
                                  ("Party A")
                                      and

     EACH COUNTERPARTY LISTED ON EXHIBIT A TO THE SCHEDULE ATTACHED HERETO
                                  ("Party B")

     This Annex supplements, forms part of, and is subject to, the above-referenced Agreement, is part of its Schedule and is a Credit Support Document under this Agreement with respect to each party.

     Accordingly, the parties agree as follows:

PARAGRAPH 1.  INTERPRETATION

     (a) DEFINITIONS AND INCONSISTENCY. Capitalized terms not otherwise defined herein or elsewhere in this Agreement have the meanings specified pursuant to Paragraph 12, and all references in this Annex to Paragraphs are to Paragraphs of this Annex. In the event of, any inconsistency between this Annex and the other provisions of this Schedule, this Annex will prevail, and in the event of any inconsistency between Paragraph 13 and the other provisions of this Annex, Paragraph 13 will prevail.

     (b) SECURED PARTY AND PLEDGOR. All references in this Annex to the "Secured Party" will be to either party when acting in that capacity and all corresponding references to the "Pledgor" will be to the other party when acting in that capacity; provided, however, that if Other Posted Support is held by a party to this Annex, all references herein to that party as the Secured Party with respect to that Other Posted Support will be to that party as the beneficiary thereof and will not subject that support or that party as the beneficiary thereof to provisions of law generally relating to security interests and secured parties.

PARAGRAPH 2.  SECURITY INTEREST

     Each party, as the Pledgor, hereby pledges to the other party, as the Secured Party, as security for its Obligations, and grants to the Secured Party a first priority continuing security interest in, lien on and right of Set-off against all Posted Collateral Transferred to or received by the Secured Party hereunder. Upon the Transfer by the Secured Party to the Pledgor of Posted Collateral, the security interest and lien granted hereunder on that Posted Collateral will be released immediately and, to the extent possible, without any further action by either party.

PARAGRAPH 3.  CREDIT SUPPORT OBLIGATIONS

     (a) DELIVERY AMOUNT. Subject to Paragraphs 4 and 5, upon a demand made by the Secured Party on or promptly following a Valuation Date, if the Delivery Amount for that Valuation Date equals or exceeds the Pledgor's Minimum Transfer Amount, then the Pledgor will Transfer to the Secured Patty Eligible Credit Support having a Value as of the date of Transfer at least equal to the applicable Delivery Amount (rounded pursuant to Paragraph 13). Unless otherwise specified in Paragraph 13, the "Delivery Amount" applicable to the Pledgor for any Valuation Date will equal the amount by which:

          (i)  the Credit Support Amount exceeds

          (ii) the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party.

     (b) RETURN AMOUNT. Subject to Paragraphs 4 and 5, upon a demand made by the Pledgor on or promptly following a Valuation Date, if the Return Amount for that Valuation Date equals or exceeds the Secured Party's Minimum Transfer Amount, then the Secured Party will Transfer to the Pledgor Posted Credit Support specified by the Pledgor in that demand having a Value as of the date of Transfer as close as practicable to the applicable Return Amount (rounded pursuant to Paragraph 13). Unless otherwise specified in Paragraph 13, the "Return Amount" applicable to the Secured Party for any Valuation Date will equal the amount by which:

          (i) the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party exceeds

          (ii)  the Credit Support Amount.

     "CREDIT SUPPORT AMOUNT" means, unless otherwise specified in Paragraph 13, for any Valuation Date (i) the Secured Party's Exposure for that Valuation Date plus (ii) the aggregate of all Independent Amounts applicable to the Pledgor, if any, minus (iii) all Independent Amounts applicable to the Secured Party, if any, minus (iv) the Pledgor's Threshold; provided, however, that the Credit Support Amount will be deemed to be zero whenever the calculation of Credit Support Amount yields a number less than zero.

PARAGRAPH 4.  CONDITIONS PRECEDENT, TRANSFER TIMING, CALCULATIONS AND
SUBSTITUTIONS

     (a) CONDITIONS PRECEDENT. Each Transfer obligation of the Pledgor under Paragraphs 3 and 5 and of the Secured Party under Paragraphs 3, 4(d)(ii), 5 and 6(d) is subject to the conditions precedent that:

          (i) no Event of Default, Potential Event of Default or Specified Condition has occurred and is continuing with respect to the other party; and

          (ii) no Early Termination Date for which any unsatisfied payment obligations exist has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the other party.

     (b) TRANSFER TIMING. Subject to Paragraphs 4(a) and 5 and unless otherwise specified, if a demand for the Transfer of Eligible Credit Support or Posted Credit Support is made by the Notification Time, then the relevant Transfer will be made not later than the close of business on the next Local Business Day; if a demand is made after the Notification Time, then the relevant Transfer will be made not later than the close of business on the second Local Business Day thereafter.

     (c) CALCULATIONS. All calculations of Value and Exposure for purposes of Paragraphs 3 and 6(d) will be made by the Valuation Agent as of the Valuation Time. The Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) of its calculations not later than the Notification Time on the Local Business Day following the applicable Valuation Date (or in the case of Paragraph 6(d), following the date of calculation).

     (d)  SUBSTITUTIONS.

          (i) Unless otherwise specified in Paragraph 13, upon notice to the Secured Party specifying the items of Posted Credit Support to be exchanged, the Pledgor may, on any Local Business Day,

     Transfer to the Secured Party substitute Eligible Credit Support (the "Substitute Credit Support"); and

          (ii) subject to Paragraph 4(a), the Secured Party will Transfer to the Pledgor the items of Posted Credit Support specified by the Plcdgor in its notice not later than the Local Business Day following the date on which the Secured Party receives the Substitute Credit Support, unless otherwise specified in Paragraph 13 (the "Substitution Date"); provided that the Secured Party will only be obligated to Transfer Posted Credit Support with a Value as of the date of Transfer of that Posted Credit Support equal to the Value as of that date of the Substitute Credit Support.

PARAGRAPH 5.  DISPUTE RESOLUTION

     If a party (a "Disputing Party") disputes (1) the Valuation Agent's calculation of a Delivery Amount or a Return Amount or (II) the Value of any Transfer of Eligible Credit Support or Posted Credit Support, then (1) the Disputing Party will notify the other party and the Valuation Agent (if the Valuation Agent is not the other party) not later than the close of business on the Local Business Day following (X) the date that the demand is made under Paragraph 3 in the case of (I) above or (Y) the date of Transfer in the case of
(II) above, (2) subject to Paragraph 4(a), the appropriate party will Transfer the undisputed amount to the other party not later than the close of business on the Local Business Day following (X) the date that the demand is made under Paragraph 3 in the case of (1) above or (Y) the date of Transfer in the case of
(II) above, (3) the parties will consult with each other in an attempt to resolve the dispute and (4) if they fail to resolve the dispute by the Resolution Time, then:

          (i) In the case of a dispute involving a Delivery Amount or Return Amount, unless otherwise specified in Paragraph 13, the Valuation Agent will recalculate the Exposure and the Value as of the Recalculation Date by:

             (A) utilizing any calculations of Exposure for the Transactions (or Swap Transactions) that the parties have agreed are not in dispute;

             (B) calculating the Exposure for the Transactions (or Swap Transactions) in dispute by seeking four actual quotations at mid-market from Reference Market-makers for purposes of calculating Market Quotation, and taking the arithmetic average of those obtained; provided that if four quotations are not available for a particular Transaction (or Swap Transaction), then fewer than four quotations may be used for that Transaction (or Swap Transaction); and if no quotations are available for a particular Transaction (or Swap Transaction), then the Valuation Agent's original calculations will be used for that Transaction (or Swap Transaction); and

             (C) utilizing the procedures specified in Paragraph 13 for calculating the Value, if disputed, of Posted Credit Support.

          (ii) In the case of a dispute involving the Value of any Transfer of Eligible Credit Support or Posted Credit Support, the Valuation Agent will recalculate the Value as of the date of Transfer pursuant to Paragraph 13.

     Following a recalculation pursuant to this Paragraph, the Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) not later than the Notification Time on the Local Business Day following the Resolution Time. The appropriate party will, upon demand following that notice by the Valuation Agent or a resolution pursuant to (3) above and subject to Paragraphs 4(a) and 4(b), make the appropriate Transfer.

PARAGRAPH 6.  HOLDING AND USING POSTED COLLATERAL

     (a) CARE OF POSTED COLLATERAL. Without limiting the Secured Party's rights under Paragraph 6(c), the Secured Party will exercise reasonable care to assure the safe custody of all Posted Collateral to the extent required by applicable law, and in any event the Secured Party will be deemed to have exercised reasonable care if it exercises at least the same degree of care as it would exercise with respect to its own property. Except as specified in the preceding sentence, the Secured Party will have no duty with respect to Posted Collateral, including, without limitation, any duty to collect any Distributions, or enforce or preserve any rights pertaining thereto.

     (b)  ELIGIBILITY TO HOLD POSTED COLLATERAL; CUSTODIANS.

          (i) GENERAL. Subject to the satisfaction of any conditions specified in Paragraph 13 for holding Posted Collateral, the Secured Party will be entitled to hold Posted Collateral or to appoint an agent (a "Custodian") to hold Posted Collateral for the Secured Party. Upon notice by the Secured Party to the Pledgor of the appointment of a Custodian, the Pledgor's obligations to make any Transfer will be discharged by making the Transfer to that Custodian. The holding of Posted Collateral by a Custodian will be deemed to be the holding of that Posted Collateral by the Secured Party for which the Custodian is acting.

          (ii) FAILURE TO SATISFY CONDITIONS. If the Secured Party or its Custodian fails to satisfy any conditions for holding Posted Collateral, then upon a demand made by the Pledgor, the Secured Party will, not later than five Local Business Days after the demand, Transfer or cause its Custodian to Transfer all Posted Collateral held by it to a Custodian that satisfies those conditions or to the Secured Party if it satisfies those conditions.

          (iii) LIABILITY. The Secured Party will be liable for the acts or omissions of its Custodian to the same extent that the Secured Party would be liable hereunder for its own acts or omissions.

     (c) USE OF POSTED COLLATERAL. Unless otherwise specified in Paragraph 13 and without limiting the rights and obligations of the parties under Paragraphs 3, 4(d)(ii), 5, 6(d) and 8, if the Secured Party is not a Defaulting Party or an Affected Party with respect to a Specified Condition and no Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Secured Party, then the Secured Party will, notwithstanding Section 9-207 of the New York Uniform Commercial Code, have the right to:

          (i) sell, pledge, rehypothecate, assign, invest, use, commingle or otherwise dispose of, or otherwise use in its business any Posted Collateral it holds, free from any claim or right of any nature whatsoever of the Pledgor, including any equity or right of redemption by the Pledgor; and

          (ii) register any Posted Collateral in the name of the Secured Party, its Custodian or a nominee for either.

     For purposes of the obligation to Transfer Eligible Credit Support or Posted Credit Support pursuant to Paragraphs 3 and 5 and any rights or remedies authorized under this Agreement, the Secured Party will be deemed to continue to hold all Posted Collateral and to receive Distributions made thereon, regardless of whether the Secured Party has exercised any rights with respect to any Posted Collateral pursuant to (i) or (ii) above.

     (d)  DISTRIBUTIONS AND INTEREST AMOUNT.

          (i) DISTRIBUTIONS. Subject to Paragraph 4(a), if the Secured Party receives or is deemed to receive Distributions on a Local Business Day, it will Transfer to the Pledgor not later than the following Local Business Day any Distributions it receives or is deemed to receive to the extent that a Delivery Amount would not be created or increased by that Transfer, as calculated by the Valuation Agent (and the date of calculation will be deemed to be a Valuation Date for this purpose).

          (ii) INTEREST AMOUNT. Unless otherwise specified in Paragraph 13 and subject to Paragraph 4(a), in lieu of any interest, dividends or other amounts paid or deemed to have been paid with respect to Posted Collateral in the form of Cash (all of which may be retained by the Secured Party), the Secured Party will Transfer to the Pledgor at the times specified in Paragraph 13 the Interest Amount to the extent that a Delivery Amount would not be created or increased by that Transfer, as calculated by the Valuation Agent (and the date of calculation will be deemed to be a Valuation Date for this purpose). The Interest Amount or portion thereof not Transferred pursuant to this Paragraph will constitute Posted Collateral in the form of Cash and will be subject to the security interest granted under Paragraph 2.

PARAGRAPH 7.  EVENTS OF DEFAULT

     For purposes of Section 5(a)(iii)(1) of this Agreement, an Event of Default will exist with respect to a patty if:

          (i) that patty fails (or fails to cause its Custodian) to make, when due, any Transfer of Eligible Collateral, Posted Collateral or the Interest Amount, as applicable, required to be made by it and that failure continues for two Local Business Days after notice of that failure is given to that party;

          (ii) that party fails to comply with any restriction or prohibition specified in this Annex with respect to any of the rights specified in Paragraph 6(c) and that failure continues for five Local Business Days after notice of that failure is given to that party; or

          (iii) that party fails to comply with or perform any agreement or obligation other than those specified in Paragraphs 7(i) and 7(ii) and that failure continues for 30 days after notice of that failure is given to that party.

PARAGRAPH 8.  CERTAIN RIGHTS AND REMEDIES

     (a) SECURED PARTY'S RIGHTS AND REMEDIES. If at any time (1) an Event of Default or Specified Condition with respect to the Pledgor has occurred and is continuing or (2) an Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Pledgor, then, unless the Pledgor has paid in full all of its Obligations that are then due, the Secured Party may exercise one or more of the following rights and remedies:

          (i) all rights and remedies available to a secured party under applicable law with respect to Posted Collateral held by the Secured Party;

          (ii) any other rights and remedies available to the Secured Party under the terms of Other Posted Support, if any;

          (iii) the right to Set-off any amounts payable by the Pledgor with respect to any Obligations against any Posted Collateral or the Cash equivalent of any Posted Collateral held by the Secured Party (or any obligation of the Secured Party to Transfer that Posted Collateral); and

          (iv) the right to liquidate any Posted Collateral held by the Secured Party through one or more public or private sales or other dispositions with such notice, if any, as may be required under applicable law, free from any claim or right of any nature whatsoever of the Pledgor, including any equity or right of redemption by the Pledgor (with the Secured Party having the right to purchase any or all of the Posted Collateral to be sold) and to apply the proceeds (or the Cash equivalent thereof) from the liquidation of the Posted Collateral to any amounts payable by the Pledgor with respect to any Obligations in that order as the Secured Party may elect.

     Each party acknowledges and agrees that Posted Collateral in the form of securities may decline speedily in value and is of a type customarily sold on a recognized market, and, accordingly, the Pledgor is not entitled to prior notice of any sale of that Posted Collateral by the Secured Party, except any notice that is required under applicable law and cannot be waived.

     (b) PLEDGOR'S RIGHTS AND REMEDIES. If at any time an Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Secured Party, then (except in the case of an Early Termination Date relating to less than all Transactions (or Swap Transactions) where the Secured Party has paid in full all of its obligations that are then due under Section 6(e) of this Agreement):

          (i) the Pledgor may exercise all rights and remedies available to a pledgor under applicable law with respect to Posted Collateral held by the Secured Party;

          (ii) the Pledgor may exercise any other rights and remedies available to the Pledgor under the terms of Other Posted Support, if any;

          (iii) the Secured Party will be obligated immediately to Transfer all Posted Collateral and the Interest Amount to the Pledgor; and

          (iv) to the extent that Posted Collateral or the Interest Amount is not so Transferred pursuant to (iii) above, the Pledgor may:

             (A) Set-off any amounts payable by the Pledgor with respect to any Obligations against any Posted Collateral or the Cash equivalent of any Posted Collateral held by the Secured Party (or any obligation of the Secured Party to Transfer that Posted Collateral); and

             (B) to the extent that the Pledgor does not Set-off under (iv)(A) above, withhold payment of any remaining amounts payable by the Pledgor with respect to any Obligations, up to the Value of any remaining Posted Collateral held by the Secured Party, until that Posted Collateral is Transferred to the Pledgor.

     (c) DEFICIENCIES AND EXCESS PROCEEDS. The Secured Party will Transfer to the Pledgor any proceeds and Posted Credit Support remaining after liquidation, Set-off and/or application under Paragraphs 8(a) and 8(b) after satisfaction in full of all amounts payable by the Pledgor with respect to any Obligations; the Pledgor in all events will remain liable for any amounts remaining unpaid after any liquidation, Set-off and/or application under Paragraphs 8(a) and 8(b).

     (d) FINAL RETURNS. When no amounts are or thereafter may become payable by the Pledgor with respect to any Obligations (except for any potential liability under Section 2(d) of this Agreement), the Secured Party will Transfer to the Pledgor all Posted Credit Support and the Interest Amount, if any.

PARAGRAPH 9.  REPRESENTATIONS

     Each party represents to the other party (which representations will be deemed to be repeated as of each date on which it, as the Pledgor, Transfers Eligible Collateral) that:

          (i) it has the power to grant a security interest in and lien on any Eligible Collateral it Transfers as the Pledgor and has taken all necessary actions to authorize the granting of that security interest and lien;

          (ii) it is the sole owner of or otherwise has the right to Transfer all Eligible Collateral it Transfers to the Secured Party hereunder, free and clear of any security interest, lien, encumbrance or other restrictions other than the security interest and Lien granted under Paragraph 2;

          (iii) upon the Transfer of any Eligible Collateral to the Secured Party under the terms of this Annex, the Secured Party will have a valid and perfected first priority security interest therein (assuming that any central clearing corporation or any third-party financial intermediary or other entity not within the control of the Pledgor involved in the Transfer of that Eligible Collateral gives the notices and takes the action required of it under applicable law for perfection of that interest); and

          (iv) the performance by it of its obligations under this Annex will not result in the creation of any security interest, lien or other encumbrance on any Posted Collateral other than the security interest and lien granted under Paragraph 2.

PARAGRAPH 10.  EXPENSES

     (a) GENERAL. Except as otherwise provided in Paragraphs 10(b) and 10(c), each party will pay its own costs and expenses in connection with performing its obligations under this Annex and neither party will be liable for any costs and expenses incurred by the other party in connection herewith.

     (b) POSTED CREDIT SUPPORT. The Pledgor will promptly pay when due all taxes, assessments or charges of any nature that are imposed with respect to Posted Credit Support held by the Secured Party upon becoming aware of the same, regardless of whether any portion of that Posted Credit Support is subsequently disposed of under Paragraph 6(c), except for those taxes, assessments and charges that result from the exercise of the Secured Party's rights under Paragraph 6(c).

     (c) LIQUIDATION/APPLICATION OF POSTED CREDIT SUPPORT ALL reasonable costs and expenses incurred by or on behalf of the Secured Party or the Pledgor in connection with the liquidation and/or application of any Posted Credit Support under Paragraph 8 will be payable, on demand and pursuant to the Expenses

Section of this Agreement, by the Defaulting Party or, if there is no Defaulting Party, equally by the patties.

PARAGRAPH 11.  MISCELLANEOUS

     (a) DEFAULT INTEREST. A Secured Party that fails to make, when due, any Transfer of Posted Collateral or the Interest Amount will be obligated to pay the Pledgor (to the extent permitted under applicable law) an amount equal to interest at the Default Rate multiplied by the Value of the items of property that were required to be Transferred, from (and including) the date that Posted Collateral or Interest Amount was required to be Transferred to (but excluding) the date of Transfer of that Posted Collateral or Interest Amount. This interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

     (b) FURTHER ASSURANCES. Promptly following a demand made by a party, the other party will execute, deliver, file and record any financing statement, specific assignment or other document and take any other action that may be necessary or desirable and reasonably requested by that party to create, preserve, perfect or validate any security interest or lien granted under Paragraph 2, to enable that party to exercise or enforce its rights under this Annex with respect to Posted Credit Support or an Interest Amount or to effect or document a release of a security interest on Posted Collateral or an Interest Amount.

     (c) FURTHER PROTECTION. The Pledgor will promptly give notice to the Secured Party of, and defend against, any suit, action, proceeding or lien that involves Posted Credit Support Transferred by the Pledgor or that could adversely affect the security interest and lien granted by it under Paragraph 2, unless that suit, action, proceeding or lien results from the exercise of the Secured Party's rights under Paragraph 6(c).

     (d) GOOD FAITH AND COMMERCIALLY REASONABLE MANNER. Performance of all obligations under this Annex, including, but not limited to, all calculations, valuations and determinations made by either party, will be made in good faith and in a commercially reasonable manner.

     (e) DEMANDS AND NOTICES. All demands and notices made by a party under this Annex will, be made as specified in the Notices Section of this Agreement, except as otherwise provided in Paragraph 13.

     (f) SPECIFICATIONS OF CERTAIN MATTERS. Anything referred to in this Annex as being specified in Paragraph 13 also may be specified in one or more Confirmations or other documents and this Annex will be construed accordingly.

PARAGRAPH 12.  DEFINITIONS

     As used in this Annex:

     "CASH" means the lawful currency of the United States of America.

     "CREDIT SUPPORT AMOUNT" has the meaning specified in Paragraph 3.

     "CUSTODIAN" has the meaning specified in Paragraphs 6(b)(i) and 13.

     "DELIVERY AMOUNT" has the meaning specified in Paragraph 3(a).

     "DISPUTING PARTY" has the meaning specified in Paragraph 5.

     "DISTRIBUTIONS" means with respect to Posted Collateral other than Cash, all principal, interest and other payments and distributions of cash or other property with respect thereto, regardless of whether the Secured Patty has disposed of that Posted Collateral under Paragraph 6(c). Distributions WILL not include any item of property acquired by the Secured Party upon any disposition or liquidation of Posted Collateral or, with respect to any Posted Collateral in the form of Cash, any distributions on that collateral, unless otherwise specified herein.

     "ELIGIBLE COLLATERAL" means, with respect to a party, the items, if any, specified as such for that party in Paragraph 13.

     "ELIGIBLE CREDIT SUPPORT" means Eligible Collateral and Other Eligible Support.

     "EXPOSURE" means for any Valuation Date or other date for which Exposure is calculated and subject to Paragraph 5 in the case of a dispute, the amount, if any, that would be payable to a party that is the Secured Party by the other party (expressed as a positive number) or by a party that is the Secured Party to the other party (expressed as a negative number) pursuant to Section 6(e)(ii)(2)(A) of this Agreement as if all Transactions (or Swap Transactions) were being terminated as of the relevant Valuation Time; provided that Market Quotation will be determined by the Valuation Agent using its estimates at raid-market of the amounts that would be paid for Replacement Transactions (as that term is defined in the definition of "Market Quotation").

     "INDEPENDENT AMOUNT" means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.

     "INTEREST AMOUNT" means, with respect to an Interest Period, the aggregate sum of the amounts of interest calculated for each day in that Interest Period on the principal amount of Posted Collateral in the form of Cash held by the Secured Party on that day, determined by the Secured Party for each such day as follows:

          (x)  the amount of that Cash on that day; multiplied by

          (y)  the Interest Rate in effect for that day; divided by

          (z)  360.

     "INTEREST PERIOD" means the period from (and including) the last Local Business Day on which an Interest Amount was Transferred (or, if no Interest Amount has yet been Transferred, the Local Business Day on which Posted Collateral in the form of Cash was Transferred to or received by the Secured Party) to (but excluding) the Local Business Day on which the current Interest Amount is to be Transferred.

     "INTEREST RATE" means the rate specified in Paragraph 13.

     "LOCAL BUSINESS DAY", unless otherwise specified in Paragraph 13, has the meaning specified in the Definitions Section of this Agreement, except that references to a payment in clause (b) thereof will be deemed to include a Transfer under this Annex.

     "MINIMUM TRANSFER AMOUNT" means, with respect to a party, the amount specified as such for that patty in Paragraph 13; if no amount is specified, zero.

     "NOTIFICATION TIME" has the meaning specified in Paragraph 13.

     "OBLIGATIONS" means, with respect to a party, all present and future obligations of that party under this Agreement and any additional obligations specified for that party in Paragraph 13.

     "OTHER ELIGIBLE SUPPORT" means. with respect to a party, the items, if any, specified as such for that party in Paragraph 13.

     "OTHER POSTED SUPPORT" means all Other Eligible Support Transferred to the Secured Party that remains in effect for the benefit of that Secured Party.

     "PLEDGOR" means either party, when that patty (i) receives a demand for or is required to Transfer Eligible Credit Support under Paragraph 3(a) or (ii) has Transferred Eligible Credit Support under Paragraph 3(a).

     "POSTED COLLATERAL" means all Eligible Collateral, other property, Distributions, and all proceeds thereof that have been Transferred to or received by the Secured Party under this Annex and not Transferred to the Pledgor pursuant to Paragraph 3(b), 4(d)(ii) or 6(d)(i) or released by the Secured Party under Paragraph 8. Any Interest Amount or portion thereof not Transferred pursuant to Paragraph 6(d)(ii) will constitute Posted Collateral in the form of Cash.

     "POSTED CREDIT SUPPORT" means Posted Collateral and Other Posted Support.

     "RECALCULATION DATE" means the Valuation Date that gives rise to the dispute under Paragraph S; provided, however, that if a subsequent Valuation Date occurs under Paragraph 3 prior to the resolution of the dispute, then the "Recalculation Date" means the most recent Valuation Date under Paragraph 3.

     "RESOLUTION TIME" has the meaning specified in Paragraph 13.

     "RETURN AMOUNT" has the meaning specified in Paragraph 3(b).

     "SECURED PARTY" means either party, when that party (i) makes a demand for or is entitled Lo receive Eligible Credit Support under Paragraph 3(a) or (ii) holds or is deemed to hold Posted Credit Support.

     "SPECIFIED CONDITION" means, with respect to a party, any event specified as such for that party in Paragraph 13.

     "SUBSTITUTE CREDIT SUPPORT" has the meaning specified in Paragraph 4(d)(i).

     "SUBSTITUTION DATE" has the meaning specified in Paragraph 4(d)(ii).

     "THRESHOLD" means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.

     "TRANSFER" means, with respect to any Eligible Credit Support, Posted Credit Support or Interest Amount, and in accordance with the instructions of the Secured Party, Pledgor or Custodian, as applicable:

          (i) in the case of Cash, payment or delivery by wire transfer into one or more bank accounts specified by the recipient;

          (ii) in the case of certificated securities that cannot be paid or delivered by book-entry, payment or delivery in appropriate physical form to the recipient or its account accompanied by any duly executed instruments of transfer, assignments in blank, transfer tax stamps and any other documents necessary to constitute a legally valid transfer to the recipient;

          (iii) in the case of securities that can be paid or delivered by book-entry, the giving of written instructions to the relevant depository institution or other entity specified by the recipient, together with a written copy thereof to the recipient, sufficient if complied with to result in a legally effective transfer of the relevant interest to the recipient; and

          (iv) in the case of Other Eligible Support or Other Posted Support, as specified in Paragraph 13.

     "VALUATION AGENT" has the meaning specified in Paragraph 13.

     "VALUATION DATE" means each date specified in or otherwise determined pursuant to Paragraph 13.

     "VALUATION PERCENTAGE" means, for any item of Eligible Collateral, the percentage specified in Paragraph 13.

     "VALUATION TIME" has the meaning specified in Paragraph 13.

     "VALUE" means for any Valuation Date or other date for which Value is calculated and subject to Paragraph S in the case of a dispute, with respect to:

          (i)  Eligible Collateral or Posted Collateral that is:

             (A)  Cash, the amount thereof; and

             (B) a security, the bid price obtained by the Valuation Agent multiplied by the applicable Valuation Percentage, if any;

          (ii) Posted Collateral that consists of items that are not specified as Eligible Collateral, zero; and

          (iii) Other Eligible Support and Other Posted Support, as specified in Paragraph 13.

PARAGRAPH 13.  ELECTIONS AND VARIABLES

     (a) Security Interest for "Obligations". The term "Obligations" as used in this Annex does not include any additional obligations with respect to Party A or Party B.

     (b)  Credit Support Obligations.

          (i)  Delivery Amount, Return Amount and Credit Support Amount.

             (A) "Delivery Amount" has the meaning specified in Paragraph 3(a). In addition, Party B shall deliver to Party A an initial deposit of $ N/A, prior to execution of the first Transaction hereunder.

             (B)  "Return Amount" has the meaning specified in Paragraph 3(b).

             (C) "Credit Support Amount" with respect to Party A, as Pledgor, shall be inapplicable and, with respect to Party B, as Pledgor, has the meaning specified in Paragraph 3. For purposes of certainty, Party A will not be a Pledgor under this Agreement and will not be obligated to deliver any Posted Credit Support under this Annex.

          (ii) Eligible Collateral. The following items will qualify as "Eligible Collateral":

                                                          VALUATION
                                                          PERCENTAGE
--------------------------------------------------------------------------
(A)      USD cash                                            100%
--------------------------------------------------------------------------
(B)      negotiable debt obligations issued by the
         U.S. Treasury Department having a
         remaining life of not more than one year             98%(I,I)
--------------------------------------------------------------------------
(C)      negotiable debt obligations issued by the
         U.S. Treasury Department having a
         remaining life of more than one year but
         not more than 10 years                               95%
--------------------------------------------------------------------------
(D)      negotiable debt obligations issued by the
         U.S. Treasury Department having a
         remaining life of more than 10 years                 90%
--------------------------------------------------------------------------
--------------------------------------------------------------------------
--------------------------------------------------------------------------
--------------------------------------------------------------------------

          (iii) Other Eligible Support. The following items will qualify as "Other Eligible Support": As determined from time to time in the sole discretion of the Secured Party.

          (iv)  Thresholds.

             (A) "Independent Amount" means, at any time, with respect to Party
        A: Not applicable.

             "Independent Amount" means, at any time with respect to Party B: (I ) 2'% of the "Net Open Position", converted to U.S. dollars, plus, (2) the sum of any Independent Amounts specified as applicable to Party Bin the Confirmations for Transactions outstanding at such tune. "Net Open Position" means, at any time, the aggregate Notional Amount of all outstanding Transactions, minus the aggregate Notional Amount of all outstanding Transactions for which there is a matching Transaction by maturity date and underlying Currencies in the opposite buy/sell direction.

             (B)  "Threshold" for Party A means: Not applicable.

             "Threshold" for Party B means: zero.

             (C) "Minimum Transfer Amount" means with respect to Party A and Party B: 10,000.

             (D) Rounding. The Delivery Amount will, if a positive number but not an integral multiple of USD 1,000, be rounded up to the nearest integral multiple of USD 1,000, and the Return Amount, if a positive number but not an integral multiple of USD 1,000, will be rounded down to the nearest integral multiple of USD 1,000 or to zero, if the Return Amount is less than USD 1,000.

     (c)  Valuation and Timing.

          (i)  "Valuation Agent" means Party A.

          (ii)  "Valuation Date" means each Local Business Day.

          (iii) "Valuation Time" means any time and from time to time during the Valuation Date or date of calculation, as applicable, provided that the calculation of Value and Exposure will be made as of approximately the same time on the same date.

          (iv) "Notification Time" means 11:00 a.m. New York time on a Local Business Day.

          (v) Paragraph 4(b) is hereby amended in its entirety to read as follows:

          "Transfer Timing". Subject to Paragraphs 4(a) and 5 and unless otherwise specified, if a demand for the Transfer of Eligible Credit Support or Posted Credit Support is made by the Notification Time, then the relevant Transfer will be made no later than 5:00 p.m. New York time on that Local Business Day. If a demand is made after the Notification Time, then the relevant Transfer will be made no later than 9:00 New York time on the next Local Business Day thereafter."

     (d) Conditions Precedent and Secured Party's Rights and Remedies. The following Termination Event(s) will be a "Specified Condition" for the Pledgor (that party being the Affected Party if the Termination Event occurs with respect to that party):

         TERMINATION EVENT               PARTY A           PARTY B
Illegality                           No                      Yes
Tax Event                            No                       No
Tax Event Upon Merger                No                       No
Credit Event Upon Merger             Yes                     Yes
Additional Termination Event         No                      Yes

     (e)  Substitution.

          (i)  "Substitution Date" has the meaning specified in Paragraph
     4(d)(ii).

          (ii) Consent. If specified here as applicable, then Pledgor must obtain the Secured Party's consent for any substitution pursuant to Paragraph 4(d): Not applicable to Party A or Party B.

     (f)  Dispute Resolution.

          (i) "Resolution Time" means 2:00 p.m., New York time, on the Valuation Date on which the notice of the dispute is given pursuant to Paragraph 13(f)(iii) below.

          (ii) Value. For the purpose of Paragraphs 5(i)(C) and 5(ii), in the event of a dispute involving the Value of any Posted Credit Support and/or Transfer of Eligible Credit Support or Posted Credit Support, Value shall be calculated as provided in Paragraph 5; provide however that the references in Paragraph 5(i)(B) to four mid-market quotations shall be deemed to be replaced (for purposes of this subparagraph (ii) only) with references to three bid quotations.

          (iii)  Alternative.  The provisions of Paragraph 5 will apply.

     (g)  Holding and Using Posted Collateral.

          (i) Eligibility to Hold Posted Collateral; Custodians. The Secured Party and its Custodian will be entitled to hold Posted Collateral pursuant to Paragraph 6(b); provided that the following conditions applicable to it are satisfied:

             (A) The Secured Party is not a Defaulting Party or an Affected Party in connection with a Specified Condition, and neither a Specified Condition nor an Event of Default with respect to the Secured Party has led to the occurrence or effective designation of an Early Termination Date.

             (B) Posted Collateral may be held only in the following jurisdictions: New York and Illinois.

             (C) Any Custodian for the Secured Party must (i) be appointed pursuant to a written custodial agreement between the Secured Party and the Custodian, (ii) be a trust company or commercial bank with trust powers, (iii) have a combined capital and surplus of at least USD 500,000,000 and (iv) have unsecured, unguaranteed general short-term obligations rated at least "P-I" by Moody's Investor Service, Inc., or "A-I" by Standard and Poor's Rating Group, a division of the McGraw-Hill Campames, Inc.

     Initially, the CUSTODIAN FOR PARTY A IS: LaSalle Bank N.A.

     Initially, the Custodian for Party B is: Not Applicable.

          (ii) Use of Posted Collateral. The provisions of Paragraph 6(c) are applicable; provided, however, that Paragraph 6(c) shall not apply to the extent Posted Collateral consists of Other Eligible Support or Treasury Securities. With respect to Treasury Securities, the Secured Party shall not have the right to sell, pledge, rehypothecate, assign, invest, use, commingle, or otherwise dispose of, or otherwise use in its business (except as contemplated by this Agreement) any Posted Collateral, and the Secured Party shall at all times hold all such Posted Collateral in a separate account in the name of, or identified as for the benefit of, the Pledgor.

     (h)  Distribution of Interest Amount.

          (i) Interest Rate. The "Interest Rate" will be the federal funds overnight rate as determined by Party A.

          (ii) Alternative to Interest Amount. The provisions of Paragraph 6(d)(ii) will not apply.

     (i)  Additional Representation(s).

          Party B represents to Party A (which representation(s) will be deemed to be repeated as of each date on which Party B, as the Pled-or Transfers Eligible Credit Support) that

          "The Investment Advisor has the authority to cause Party B, as the Pledgor, to Transfer Eligible Credit Support to the Secured Party."

     (j)  Other Eligible Support and Other Posted Support.

          (i) "Value" with respect to Other Eligible Support and Other Posted Support means: Not Applicable.

          (ii) "Transfer" with respect to Other Eligible Support and Other Posted Support means: Not Applicable.

     (k)  Demands and Notices.

          All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, unless otherwise specified here:

          Party A:  As specified in Part 4 of the Schedule to the Master
     Agreement

          Party B:  As specified in Part 4 of the Schedule to the Master
     Agreement

     (I)  Addresses for Transfers.

          Party A:  Securities:

                    LaSalle Chgo/CTR/BNF/AC2090067/RFB/[Your acct.no. here]

                    Payments:

                    ABN AMRO NY
                    ABA 026009580
                    A/C 513082604900

          Party B:  Mercantile Safe Deposit & Trust Company
                    ABA No.:  0520-00618
                    Account No.:  640-001-9 (Campbell Strategic Allocation Fund,
                                             L.P.)
                                  639-398-5 (Campbell Financial Futures Fund,
                                             L.P.)
                                  622-476-8 (Institutional Futures Fund, L.P.)

                         603-459-4 (Campbell Fund Trust)
                         648-205-8 (Campbell Global Assets Fund Limited)

                    Reference:

     (m)  Other Provisions.

          (i) Non-Reliance. The Pledgor acknowledges that it has the means to monitor all material relating to all valuations, payments, defaults and rights without need to rely on the Secured Party, and that, given the provisions of this Annex on substitution, responsibility for the preservation of the rights of the Pledgor with respect to all such matters is reasonably allocated to the Pledgor.

          (ii) Transfer. Without limiting the generality of the definition of "Transfer" in Paragraph 12, any Transfer to a party to this Agreement of an interest in securities required to be effected under this Annex will be deemed to be effective only if such Transfer constitutes a "transfer" of such interest to such party within the meaning of the New York Uniform Commercial Code.

          (iii) Negative Pledge. Each party, as Pledgor, agrees that it will not (i) create, incur or suffer to exist any security interest, lien, encumbrance or other restriction upon any Posted Collateral Transferred to the Secured Party hereunder, except for the security interest, lien and right of set-off in favor of the Secured Party granted by the Pledgor under Paragraph 2 or by reason of the Secured Party's exercise of its rights under Paragraph 6(c), or (ii) file or suffer to be on file any financing statement or like instrument with respect to the Posted Collateral Transferred by the Pledgor in which the Secured Party is not named as the sole secured party.

          (iv) Taxes in Connection with Interest Amounts. Notwithstanding anything to the contrary in this Agreement, neither party makes any Payer Tax Representation referred to in Section 3(e) of this Agreement with respect to any Interest Amount it is required to Transfer under this Annex, and neither party will be entitled to designate an Early Termination Date by reason of any Tax Event resulting from such party's obligation to pay additional amounts in respect of Indemnifiable Taxes imposed with respect to any Interest Amount it is required to Transfer under this Annex.

          (v) Settlement of Transactions. At the sole discretion of Party A, Transactions shall not be settled in Cash but shall be settled by an increase or decrease in the Credit Support Balance held as Cash.

          (vi) Change in Initial Margin, Threshold Amount. Party A may change Party B's Independent Amounts at any time and such change shall be effective on the third Business Day after Party A has NOTIFIED Party B of such change. However, in the event of adverse market conditions (as determined by Party A), such changes shall be effective immediately. Any such change shall apply to any outstanding or subsequent Transaction entered into by the Parties.

          (vii) Events of Default. Paragraph 7 is amended to replace subparagraph (i) to read as follows: "(i) that party fails to make, when due, any Transfer of Eligible Collateral;"

          (viii) Agreement as to Single Secured Party and Pledgor. Party A and Party B agree that, notwithstanding anything to the contrary in the recital to this Annex, Paragraph 1(b) or Paragraph 2 or the definitions in Paragraph 12, (a) the term "Secured Party" as used in this Annex means only Party A, (b) the term "Pledgor" as used in this Annex means only Party B,
     (c) only Party B makes the pledge and grant in Paragraph 2, the acknowledgement in the final sentence of Paragraph 8(a) and the representations in Paragraph 9, and (d) only Party B will be required to provide Eligible Credit Support hereunder.

IN WITNESS WHEREOF the parties have executed this Credit Support Annex on the respective dates specified below with effect from the date specified on the first page of this Credit Support Annex.

ABN AMRO BANK N.V.                                           CAMPBELL & COMPANY, INC.
                                                             As Trading Advisor for Party B

          By: /s/ ANITA MIRANDA                                       By: /s/ THERESA D. BECKS
------------------------------------------                   ------------------------------------------
           Name: Anita Miranda                                         Name: Theresa D. Becks
         Title: Treasury Officer                                   Title: Chief Financial Officer

          By: /s/ SYLVIE TRUDEL
------------------------------------------
           Name: Sylvie Trudel
     Title: Assistant Vice President

                              AMENDMENT AGREEMENT

     AMENDMENT AGREEMENT ("Amendment") dated as of and with effect from April 23, 2002 by and between ABN AMRO Bank N.V. ("Party A") and each counterparty listed on Exhibit A attached to the ISDA Schedule, severally and not jointly ("Party B").

                                   WITNESSETH

WHEREAS, Party A and Party B have entered into an ISDA Master Agreement dated as of December 19, 2000, as the same may be amended, modified, or supplemented from time to time (the "Agreement")

and

WHEREAS, Party A and Party B desire to modify and amend certain of the terms and provisions of the Agreement;

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follow:

1. Part 1(h)(1) of the Schedule to the Agreement is hereby deleted and replaced with the following:

    "Decline in Net Asset Value or Partnership Capital as applicable to Party B.

     The Net Asset Value or Partnership Capital (as defined in Part 5 of this Schedule) of Party B, per Unit as of the end of any Business Day has declined by 50% or more from either the prior year end or the prior month end Unit value. In respect of the foregoing, Party B shall be the affected Party.

2. Part 5(m) of the Schedule to the Agreement is amended to include the following:

    "Unit" means, for each counterparty listed as Party B respectively, a unit or a share as defined in the partnership agreement or an applicable corporate organizational document or as determined by the Calculation Agent of Party B.

3. This Amendment will be governed by and construed in accordance with New York law.

4. Except as specifically modified by this Amendment, all of the terms and provisions of the Agreement are hereby reaffirmed and shall remain in full force and effect.

5. This Amendment may be signed in any number of counterparts, each of which shall be an original.

6. Upon execution and delivery of this Amendment by the parties hereto, this Amendment shall become effective as of the date first above written.

7. All references in the Agreement to "this Agreement" shall be deemed to be references to the Agreement as amended hereby.

8. All capitalized terms in the Amendment shall have the meaning ascribed to them in the Agrement.

9. This Amendment constitutes the entire Agreement and understanding of the parties with respect to its subject matter and supersedes all oral communications and writings with respect thereto.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed and delivered by its respective authorized officer(s) as of the date first above written.

ABN AMRO BANK N.V.                                          CAMPBELL & COMPANY, INC.
                                                            As Trading Advisor for Party B

             By: /s/ ANITA MIRANDA                                      By: /s/ THERESA D. BECKS
------------------------------------------------            ------------------------------------------------
              Name: Anita Miranda                                        Name: Theresa D. Becks
        Title:  Assistant Vice President                            Title:  Chief Financial Officer
                                                                        Campbell & Company, Inc.

            By: /s/ DAVID M. SHIMALA                                 CAMPBELL STRATEGIC ALLOCATION
------------------------------------------------                      FUND L.P. as General Partner
             Name: David M. Shimala                                     By: /s/ THERESA D. BECKS
        Title:  Assistant Vice President                    ------------------------------------------------
                                                                         Name: Theresa D. Becks
                                                                    Title:  Chief Financial Officer
                                                                        Campbell & Company, Inc.

                                                                       CAMPBELL FINANCIAL FUTURES
                                                                      FUND L.P. as Trading Advisor
                                                                        By: /s/ THERESA D. BECKS
                                                            ------------------------------------------------
                                                                         Name: Theresa D. Becks
                                                                    Title:  Chief Financial Officer
                                                                        Campbell & Company, Inc.

                                                                    INSTITUTIONAL FUTURES FUND, L.P.
                                                                           as Trading Manager
                                                                        By: /s/ THERESA D. BECKS
                                                            ------------------------------------------------
                                                                         Name: Theresa D. Becks
                                                                    Title:  Chief Financial Officer
                                                                        Campbell & Company, Inc.

                                                                          CAMPBELL FUND TRUST
                                                                          as Managing Operator
                                                                        By: /s/ THERESA D. BECKS
                                                            ------------------------------------------------
                                                                         Name: Theresa D. Becks
                                                                    Title:  Chief Financial Officer
                                                                        Campbell & Company, Inc.

                                                                      CAMPBELL GLOBAL ASSETS FUND
                                                                       LIMITED as Trading Advisor
                                                                        By: /s/ THERESA D. BECKS
                                                            ------------------------------------------------
                                                                         Name: Theresa D. Becks
                                                                    Title:  Chief Financial Officer
                                                                        Campbell & Company, Inc.

                              AMENDMENT AGREEMENT

     AMENDMENT AGREEMENT ("Amendment") dated as of and with effect from April 25, 2002 by and between ABN AMRO Bank N.V. ("Party A") and each Counterparty listed on Exhibit A, attached hereto, severally and not jointly ("Party B").

                              W I T N E S S E T H
                            -----------------------

WHEREAS, Party A and Party B have entered into an ISDA Master Agreement and the Credit Support Annex dated as of December 19, 2000 and each Counterparty listed on the Amended and Restated Exhibit A, attached hereto as the same may be amended, modified, or supplemented from time to time (the "Agreement")

and

WHEREAS, Party A and Party B desire to modify and amend certain of the terms and provisions of the Agreement;

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1. Exhibit A to the Agreement is hereby deleted in its entirety and replaced with Amended and Restated Exhibit A, dated as of April 25, 2002, which is attached hereto.

2. Part 4(d), Addresses for Notices is amended to add the following with respect to Party B:

     Address: Campbell Strategic Allocation Fund L.P.
              Campbell Financial Futures Fund L.P.
              Institutional Futures Fund, L.P.
              Campbell Fund Trust
              Campbell Alternative Asset Trust

              c/o Campbell & Company, Inc.
              210 West Pennsylvania Avenue, Suite 770
              Baltimore, MD 21204
              Attn: Theresa D. Becks, CPA
              Chief Financial Officer
              Telephone No: (410) 296-3301
              Facsimile No: (410) 296-3311

              Campbell Global Assets Fund Limited
              Euro-Canadian Centre
              Marlborough Street
              PO Box 4901
              Nassau, Bahamas
              Telephone No.: (242) 328-5188
              Facsimile No.: (242) 328-5192

              c/o Campbell & Company, Inc.
              210 West Pennsylvania Avenue, Suite 770
              Baltimore, MD 21204
              Attn: Theresa D. Becks, CPA
              Chief Financial Officer
              Telephone No.: (410) 296-3301
              Facsimile No.: (410) 296-3311

3. This Amendment will be governed by and construed in accordance with New York law.

4. Except as specifically modified by this Amendment, all of the terms and provisions of the Agreement are hereby reaffirmed and shall remain in full force and effect.

5. This Amendment may be signed in any number of counterparts, each of which shall be an original.

6. Upon execution and delivery of this Amendment by the parties hereto, this Amendment shall become effective as of the date first above written.

7. All references in the Agreement to "this Agreement" shall be deemed to be references to the Agreement as amended hereby.

8. All capitalized terms in the Amendment shall have the meaning ascribed to them in the Agreement.

9. This Amendment constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communications and writings with respect thereto.

10. Each party represents to the other party that all representations contained in the Agreement are true and accurate as of the date of this Amendment and that such representations are deemed to be given or repeated by each party, as the case may be, on the date of this Amendment.

IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized officers as of the date hereof.

                 ABN AMRO BANK N.V.                                       CAMPBELL & COMPANY, INC.
                                                                       AS TRADING ADVISOR FOR PARTY B
                By: /s/ ANITA MIRANDA
  -------------------------------------------------                       By: /s/ THERESA D. BECKS
                 Name: Anita Miranda                          -------------------------------------------------
          Title:   Assistant Vice President                                Name: Theresa D. Becks
                                                                   Title:   CFO, Campbell & Company, Inc.
              By: /s/ DAVID M. SHIMALA
  -------------------------------------------------          CAMPBELL STRATEGIC ALLOCATION FUND L.P. AS GENERAL
               Name: David M. Shimala                                              PARTNER
          Title:   Assistant Vice President
                                                                          By: /s/ THERESA D. BECKS
                                                              -------------------------------------------------
                                                                           Name: Theresa D. Becks
                                                                   Title:   CFO, Campbell & Company, Inc.

                                                                    CAMPBELL FINANCIAL FUTURES FUND, L.P.
                                                                             AS TRADING ADVISOR
                                                                          By: /s/ THERESA D. BECKS
                                                              -------------------------------------------------
                                                                           Name: Theresa D. Becks
                                                                   Title:   CFO, Campbell & Company, Inc.

                                                                      INSTITUTIONAL FUTURES FUND, L.P.
                                                                             AS TRADING MANAGER
                                                                          By: /s/ THERESA D. BECKS
                                                              -------------------------------------------------
                                                                           Name: Theresa D. Becks
                                                                   Title:   CFO, Campbell & Company, Inc.

                                                                             CAMPBELL FUND TRUST
                                                                            AS MANAGING OPERATOR
                                                                          By: /s/ THERESA D. BECKS
                                                              -------------------------------------------------
                                                                           Name: Theresa D. Becks
                                                                   Title:   CFO, Campbell & Company, Inc.

                                                               CAMPBELL GLOBAL ASSETS FUND LIMITED AS TRADING
                                                                                   ADVISOR
                                                                          By: /s/ THERESA D. BECKS
                                                              -------------------------------------------------
                                                                           Name: Theresa D. Becks
                                                                   Title:   CFO, Campbell & Company, Inc.

                                                             CAMPBELL ALTERNATIVE ASSET TRUST AS MANAGING OWNER
                                                                          By: /s/ THERESA D. BECKS
                                                              -------------------------------------------------
                                                                           Name: Theresa D. Becks
                                                                   Title:   CFO, Campbell & Company, Inc.

           AMENDED AND RESTATED EXHIBIT A DATED AS OF APRIL 25, 2002

                             LIST OF COUNTERPARTIES
                                LIST OF PARTIES

                                                                                    NET ASSET VALUE
                                                            OFFICE LOCATION               OR
COUNTERPARTY NAME                      TYPE OF ENTITY   (STATE OF JURISDICTION)   NET MANAGED ASSETS
-----------------                      --------------   -----------------------   -------------------
Campbell Strategic Allocation Fund
  L.P................................  Hedge Fund       Delaware                  Partnership Capital
Campbell Financial Futures Fund
  L.P................................  Hedge Fund       Maryland                  Partnership Capital
Institutional Futures Fund, L.P......  Hedge Fund       Maryland                  Partnership Capital
Campbell Fund Trust..................  Hedge Fund       Delaware                  Net Asset Value
Campbell Global Assets Fund
  Limited............................  Hedge Fund       The Commonwealth of the   Net Asset Value
                                                        Bahamas
Campbell Alternative Asset Trust.....  Hedge Fund       Delaware                  Net Asset Value